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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                  USRP GP, LLC

                     US RETAIL PARTNERS LIMITED PARTNERSHIP,

                      FIRST WASHINGTON REALTY TRUST, INC.,

                                       AND

                   FIRST WASHINGTON REALTY LIMITED PARTNERSHIP







                         Dated as of September 27, 2000



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



                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
RECITALS.....................................................................................1

ARTICLE I       THE MERGERS..................................................................3
                1.1     The Company Merger...................................................3
                1.2     The Partnership Merger...............................................4
                1.3     Closing..............................................................4
                1.4     Effective Time.......................................................4
                1.5     Effect of the Company Merger on the Organizational Documents
                          of the Company.....................................................4
                1.6     Effect of the Partnership Merger on Agreement of Limited
                          Partnership........................................................5
                1.7     Effect of Mergers on Management......................................5
                1.8     Liquidating Distribution.............................................5

ARTICLE II      EFFECT OF THE COMPANY MERGER ON THE STOCKAND MEMBERSHIP INTERESTS OF
                THE CONSTITUENT ENTITIES; PAYMENT FOR SHARES.................................5
                2.1     Effect on Equity Interests...........................................5
                2.2     Payment for Shares...................................................7
                2.3     Company Preferred Stock..............................................8
                2.4     No Dissenters' Rights................................................8

ARTICLE III     EFFECT OF THE PARTNERSHIP MERGER ON THE PARTNERSHIP INTERESTS OF THE
                CONSTITUENT PARTNERSHIPS; PAYMENT FOR INTERESTS .............................9
                3.1     Effect on Partnership Interests......................................9
                3.2     Payment of Exiting Partner Consideration............................10
                3.3     Appraisal Rights....................................................11

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF MERGERCO AND MERGERLP.....................12

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................12

ARTICLE VI      CONDUCT OF BUSINESS PENDING THE MERGERS.....................................12

ARTICLE VII     ADDITIONAL AGREEMENTS.......................................................13
                7.1     Stockholders Meeting................................................13
                7.2     Partner Approval....................................................14
                7.3     Officers' and Directors' Indemnification............................14
                7.4     Status of Employees.................................................16

ARTICLE VIII    CONDITIONS TO THE MERGERS...................................................17
                8.1     Conditions to the Obligations of Each Party to Effect the
                          Mergers...........................................................17
                8.2     Conditions to Obligations of MergerCo and MergerLP..................17
                8.3     Conditions to Obligations of the Company and FWOP...................20

ARTICLE IX      TERMINATION.................................................................20
                9.1     Termination.........................................................20

ARTICLE X       GENERAL PROVISIONS..........................................................21
                10.1    Defined Terms.......................................................21
                10.2    Non-Survival of Representations, Warranties, Covenants and
                          Agreements........................................................21
                10.3    Miscellaneous Provisions............................................21

                                     EXHIBITS


Exhibit 1.6           Form of Surviving Partnership Agreement
Exhibit 2.1(c)        Balance of Assumed Loans on Merger Agreement Properties
Exhibit 7.4           Form of Release
Exhibit 8.2(f)        Employee Expenses
Exhibit 8.2(i)        Transaction Expenses

                            GLOSSARY OF DEFINED TERMS

                                                                                          Page
                                                                                          ----
"Agreement"..................................................................................1
"Appraisal Rights Provisions"...............................................................11
"Articles of Company Merger".................................................................4
"Articles of Partnership Merger".............................................................4
"Asset Sale".................................................................................2
"Certificate of Company Merger"..............................................................4
"Certificate of Partnership Merger"..........................................................4
"Certificates"...............................................................................7
"Claim".....................................................................................15
"Closing"....................................................................................4
"Closing Date"...............................................................................4
"Code".......................................................................................5
"Common Stock Consideration".................................................................6
"Common Unit"................................................................................9
"Company"....................................................................................1
"Company Board"..............................................................................1
"Company Bylaws"............................................................................15
"Company Charter"...........................................................................15
"Company Common Stock".......................................................................1
"Company Letter of Transmittal"..............................................................7
"Company Merger Consideration"...............................................................6
"Company Merger".............................................................................1
"Company Options"...........................................................................18
"Company Preferred Stock"....................................................................1
"Consent Solicitation Materials"............................................................14
"Continuing Partner"........................................................................10
"Continuing Partner Consideration"...........................................................9
"D&O Insurance".............................................................................15
"Dissenting Units"..........................................................................11
"DLLCA"......................................................................................3
"DRULPA".....................................................................................4
"Effective Time".............................................................................4
"Exchange Agent".............................................................................7
"Excluded Liabilities"......................................................................19
"Exiting Partner"...........................................................................10
"Exiting Partner Cash Consideration".........................................................9
"FWM".......................................................................................18
"FWOP".......................................................................................1
"G&C".......................................................................................19
"General Partner"............................................................................1
"Indemnified Parties".......................................................................14

"Limited Partnership Interest Purchase Agreement"............................................2
"Master Agreement"...........................................................................2
"MergerCo"...................................................................................1
"MergerLP Common Unit".......................................................................9
"MergerLP Partnership Agreement".............................................................5
"MergerLP Preferred Unit"....................................................................1
"MergerLP"...................................................................................1
"Mergers"....................................................................................1
"MGCL".......................................................................................1
"MRULPA".....................................................................................1
"Partner Approval"..........................................................................14
"Partnership Liquidating Distribution".......................................................2
"Partnership Merger Consideration"...........................................................9
"Partnership Merger".........................................................................1
"Plan of Liquidation"........................................................................1
"Preferred Stock Consideration"..............................................................6
"Proxy Statement"...........................................................................13
"Real Estate Purchase Agreement".............................................................2
"Recapitalization"...........................................................................2
"Sale of the Limited Partnership Interest"...................................................2
"SDAT".......................................................................................4
"Securities Act"............................................................................10
"Series B Preferred Unit Cash Consideration".................................................9
"Series B Preferred Unit"....................................................................9
"Special Committee"..........................................................................1
"Special Meeting"...........................................................................13
"Stock Exchange Fund"........................................................................7
"Surviving Company"..........................................................................3
"Transaction Documents"......................................................................2
"Transactions"...............................................................................1
"Unit Exchange Fund"........................................................................10
"Units"......................................................................................9
"USRP I".....................................................................................2
"USRP LP"....................................................................................2
"Voting Agreement Stockholders"..............................................................3
"Voting Agreement"...........................................................................3
"Woodmoor Contribution Agreement"...........................................................19

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of September 27, 2000, by and among USRP GP, LLC, a Delaware limited liability company ("MergerCo"), US Retail Partners Limited Partnership, a Delaware limited partnership ("MergerLP"), First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), and First Washington Realty Limited Partnership, a Maryland limited partnership ("FWOP").

                                    RECITALS

          WHEREAS, the Board of Directors of the Company (the "Company Board") and the members of MergerCo have approved the merger of the Company with and into MergerCo (the "Company Merger") in accordance with Section 3-105 of the Maryland General Corporation Law (the "MGCL") and, upon the terms and subject to the conditions set forth in this Agreement, when the Company Merger becomes effective (i) each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as hereinafter defined) will be converted, subject to the terms and conditions hereof, into the right to receive the Common Stock Consideration (as defined herein), and (ii) each share of Series A Cumulative Participating Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted, subject to the terms and conditions hereof, into the right to receive the Preferred Stock Consideration (as defined herein);

          WHEREAS, the Company Board, based upon the recommendation of a duly appointed special committee thereof of independent directors (the "Special Committee"), has (i) adopted a resolution declaring that the liquidation of the Company is advisable and adopted a plan of liquidation (the "Plan of Liquidation"), (ii) adopted a resolution declaring that the Mergers (as defined herein), the Asset Sale (as defined herein), the Sale of the Limited Partnership Interest (as defined herein) (the Mergers, the Asset Sale and the Sale of the Limited Partnership Interest and the other transactions contemplated or required by the Master Agreement (as defined herein) are collectively referred to herein as the "Transactions") are advisable on substantially the terms and conditions set forth herein, and in the other Transaction Documents (as defined herein), and (iii) directed that the Plan of Liquidation and the Transactions be submitted for consideration by the Company's stockholders at a special meeting of the stockholders;

          WHEREAS, the Company as the sole general partner of FWOP (the "General Partner"), has deemed it advisable and in the best interests of its limited partners that FWOP merge with and into MergerLP (the "Partnership Merger" and together with the Company Merger, the "Mergers") in accordance with Section 10-208 of the Maryland Revised Uniform Limited Partnership Act (the "MRULPA") and, upon the terms and subject to the conditions set forth in this Agreement, when the Partnership Merger becomes effective, the Continuing Partners (as defined herein) shall receive preferred units in MergerLP (each a "MergerLP Preferred Unit") and the Exiting Partners (as defined herein) shall receive cash for their Units (as defined herein);

          WHEREAS, the General Partner has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Partnership Merger and the other transactions contemplated or required by this Agreement are advisable on substantially the terms and conditions set forth herein, and (ii) directed that the Partnership Merger and such other transactions be submitted for consideration and approval by the holders of Units entitled to vote thereon;

          WHEREAS, simultaneously with the execution of this Agreement (a) the Company, FWOP, and certain of their respective subsidiaries will enter into a certain Real Estate Purchase Agreement with USRP I, LLC ("USRP I") (the "Real Estate Purchase Agreement"), pursuant to which USRP I will purchase, and the Company and FWOP will sell, certain real estate assets and equity interests specified therein (the "Asset Sale"), (b) the Company and USRP LP, LLC, an affiliate of MergerCo ("USRP LP"), will enter into a certain Limited Partnership Interest Purchase and Sale Agreement (the "Limited Partnership Interest Purchase Agreement") and (c) MergerCo, MergerLP, USRP I, U.S. Retail Partners, LLC, USRP LP, the Company, FWOP and certain direct and indirect subsidiaries of the Company and FWOP will enter into a certain Master Agreement (the "Master Agreement" and, together with this Agreement, the Limited Partnership Interest Purchase Agreement and the Real Estate Purchase Agreement, the "Transaction Documents"), each of which is subject to the terms and conditions set forth therein;

          WHEREAS, as a condition to the Mergers and, subject to the approval of the limited partners of FWOP, FWOP will recapitalize the Company's general partnership interest in FWOP into a 1% general partnership interest and a limited partnership interest classified as the Series A Common Units that represents the Company's then-remaining interest in FWOP (the
"Recapitalization") immediately after the consummation of the Asset Sale;

          WHEREAS, as a further condition to the Mergers, immediately following the consummation of the Asset Sale but prior to the Effective Time, the Company and FWOP will cause the conditions set forth in Section 8.2(e) through (k) hereof to be satisfied or waived;

          WHEREAS, as a further condition to the Mergers, FWOP will distribute to its partners in accordance with the terms of Section 13.2 of the FWOP Partnership Agreement (as defined herein), the net proceeds of the Asset Sale, after certain adjustments are made thereto, promptly after the conditions set forth in Section 8.2(e) through (k) hereof have been satisfied or waived (the "Partnership Liquidating Distribution") and immediately thereafter (but prior to the Effective Time), the Company will distribute, or irrevocably resolve to distribute, a liquidating distribution to its stockholders in accordance with the Company Charter (the "Company Liquidating Distribution");

          WHEREAS, after the Partnership Liquidating Distribution is made and after all other conditions precedent to the Mergers have been satisfied, the Company will sell and assign (the "Sale of the Limited Partnership Interest") all of its right, title and interest in all of the limited partnership interests held by it to USRP LP, subject to the terms and conditions of the Limited Partnership Interest Purchase Agreement;

          WHEREAS, the Company and MergerCo intend that, for Federal income tax purposes, the Mergers, the Asset Sale and the Sale of Limited Partnership Interest will be treated as a taxable sale of assets by the Company, in exchange for cash and the assumption of the liabilities and a liquidating distribution of such cash to the stockholders of the Company and the partners of FWOP;

          WHEREAS, FWOP and MergerLP intend that, for Federal income tax purposes, the Partnership Merger will be treated as (i) a taxable sale by the Exiting Partners of their interests in FWOP to MergerCo in exchange for cash and
(ii) a tax-free contribution by the Continuing Partners of their interests in FWOP to MergerLP in exchange for the MergerLP Preferred Units;

          WHEREAS, as a condition to the willingness of MergerCo to enter into this Agreement, certain stockholders of the Company (the "Voting Agreement Stockholders") have entered into a voting agreement with MergerCo (the "Voting Agreement"), pursuant to which each Voting Agreement Stockholder has agreed, among other things, to vote certain of his shares of Company Common Stock in favor of the approval of the Transactions upon the terms and subject to the conditions set forth therein; and

          WHEREAS, MergerCo, MergerLP, the Company, and FWOP desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, MergerCo, MergerLP, the Company and FWOP hereby agree as follows:


                                   ARTICLE 1

                                  THE MERGERS


          1.1 The Company Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Company Merger pursuant to which (a) the Company shall be merged with and into MergerCo, (b) MergerCo shall be the successor or surviving company in the Company Merger (sometimes hereinafter referred to as the "Surviving Company") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company shall cease. The Company Merger shall have the effects specified in Section 3-114 of the MGCL and Section
18-209 of the Delaware Limited Liability Company Act (the "DLLCA").

          1.2 The Partnership Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, FWOP and MergerLP shall consummate the Partnership Merger pursuant to which (a) FWOP shall be merged with and into MergerLP, (b) MergerLP shall be the successor or surviving partnership in the Partnership Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate existence of FWOP shall cease. The Partnership Merger shall have the effects specified in Section 10-208 of the MRULPA and
Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA").

          1.3 Closing. The closing of the Mergers (the "Closing") shall occur as promptly as practicable (but in no event earlier than January 12, 2001) after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the "Closing Date"). The Closing shall take place at the offices of Goodwin, Procter & Hoar LLP, 599 Lexington Avenue, New York, New York 10022, unless another place is agreed to by the parties hereto.

          1.4 Effective Time. As promptly as practicable after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, (i) MergerCo and the Company shall duly execute and file (x) articles of merger (the "Articles of Company Merger") with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") in accordance with Section 3-109 of the MGCL and (y) a certificate of merger (the "Certificate of Company Merger") with the Secretary of State of the State of Delaware in accordance with
Section 18-209(c) of the DLLCA and (ii) and FWOP and MergerLP shall duly execute and file (x) articles of merger (the "Articles of Partnership Merger") with the SDAT in accordance with Section 10-208 of the MRULPA and (y) a certificate of merger (the "Certificate of Partnership Merger") with the Secretary of State of the State of Delaware in accordance with Section 17-211(c) of the DRULPA. The Mergers shall become effective (the "Effective Time") at such time as (x) the Articles of Company Merger and the Articles of Partnership Merger are accepted for record by SDAT and (y) the Certificate of Company Merger and the Certificate of Partnership Merger are accepted for record by the Secretary of State of the State of Delaware or such later time as MergerCo and the Company shall specify therein.

          1.5 Effect of the Company Merger on the Organizational Documents of the Company. The operating agreement of MergerCo, as in effect immediately prior to the Effective Time, shall be the operating agreement of the Surviving Company following the Effective Time until further amended in accordance with the DLLCA, and the Charter and Bylaws of the Company in effect prior to the Effective Time shall not govern the business or affairs of the Surviving Company.

          1.6 Effect of the Partnership Merger on Agreement of Limited Partnership. In connection with the Closing, the Agreement of Limited Partnership of MergerLP as in effect immediately prior to the Effective Time (the "MergerLP Partnership Agreement") will be amended to make certain changes in order to reflect the Partnership Merger and the other Transactions. The MergerLP Partnership Agreement shall be amended and restated to contain substantially the terms set forth in Exhibit 1.6 hereto and shall govern the business and affairs of MergerLP following the Partnership Merger.

          1.7 Effect of Mergers on Management. The manager of MergerCo immediately prior to the Effective Time shall be the initial manager of the Surviving Company and the officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the terms of the operating agreement of the Surviving Company in effect at the Effective Time.

          1.8 Liquidating Distribution. The Company hereby confirms that the Transactions shall constitute its plan of liquidation within the meaning of
Section 562(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

          1.9 Alternative Structures. Prior to the consummation of the Mergers, MergerLP shall have the right, at its election, to restructure the Partnership Merger so that, rather than merging directly into MergerLP, FWOP would merge into a limited liability company that is wholly owned by MergerLP; provided that any such restructuring would not have an adverse financial effect on the stockholders of the Company or the limited partners of FWOP. In the event Merger LP makes such an election, the parties agree to make appropriate conforming amendments to the Transaction Documents and any related agreements.

                                   ARTICLE II

                    EFFECT OF THE COMPANY MERGER ON THE STOCK
                            AND MEMBERSHIP INTERESTS
                 OF THE CONSTITUENT ENTITIES; PAYMENT FOR SHARES

          2.1 Effect on Equity Interests. As of the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any stockholder of the Company or any party hereto:

               (a) Each membership interest of MergerCo issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time.

               (b) Each share of Company Common Stock or Company Preferred Stock that is owned by the Company, or by any wholly owned Company Subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

               (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or any of its wholly owned Subsidiaries) shall be converted automatically into the right to receive an amount obtained by dividing (i) the sum of (A) $83,166,740 and (B) the difference (it being understood that if the amount described in the following clause (1) is less than the amount described in the following clause (2), then such difference shall be subtracted from, rather than added to, the amount set forth in the preceding clause (A)), if any, between (1) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties (as such terms are defined in the Real Estate Purchase Agreement) set forth on Exhibit 2.1(c), and (2) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties on the Closing Date, excluding for this purpose the $3,000,000 loan on the Woodmoor property referred to in Section 8.2(n), by (ii) the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (B) the number of additional shares of Company Common Stock that would be outstanding immediately prior to the Effective Time if all holders (other than the Company) of Company Preferred Stock, Common Units or Preferred Units had converted their Company Preferred Stock (including any accrued but unpaid dividends thereon), Common Units or Preferred Units (including any accrued but unpaid distributions thereon), as the case may be, into Company Common Stock immediately prior to the Effective Time and rounded to the nearest one hundredth cent (the "Common Stock Consideration"), which Common Stock Consideration shall be payable to the holder thereof in cash, without any interest thereon.

               (d) All shares of Company Common Stock, when converted as provided in Section 2.1(c), shall no longer be outstanding and shall automatically cease to exist, and each Certificate (as hereinafter defined) previously representing such shares shall thereafter represent only the right to receive the Common Stock Consideration. The holders of Certificates previously representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law.

               (e) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, other than those shares referred to in
Section 2.1(b), shall be converted automatically into the right to receive an amount equal to the sum of (A) the product of 1.282051282051 and the Common Stock Consideration and (B) any accrued and unpaid dividends on such share of Company Preferred Stock and rounded to the nearest one hundredth cent (the "Preferred Stock Consideration" and together with the Common Stock Consideration, the "Company Merger Consideration"), which Preferred Stock Consideration shall be payable to the holder thereof in cash, without any interest thereon.

               (f) All shares of Company Preferred Stock, when converted as provided in Section 2.1(e), shall no longer be outstanding and shall automatically cease to exist, and each

Certificate (as hereinafter defined) previously representing such shares shall thereafter represent only the right to receive the Preferred Stock Consideration in accordance with Section 2.1(e). The holders of Certificates previously representing shares of Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Preferred Stock except as otherwise provided herein or by law.

          2.2  Payment for Shares.

               (a) From and after the Effective Time, the Company's transfer agent, American Stock Transfer & Trust Company, shall act as exchange agent (the "Exchange Agent"). Prior to the Effective Time, MergerCo shall deposit, or take all steps necessary to cause to be deposited, with the Exchange Agent the aggregate Company Merger Consideration (such aggregate Company Merger Consideration being hereinafter referred to as the "Stock Exchange Fund") that holders of shares of Company Common Stock and shares of Company Preferred Stock shall be entitled to receive pursuant to Section 2.1.

               (b) Promptly, and in any event within three business days after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each holder of record of a certificate(s) that immediately prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock ("Certificates") (i) a letter of transmittal (the "Company Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates duly endorsed to the Exchange Agent and in such form and with such other provisions as MergerCo may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates and receiving the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, in respect thereof. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, to which such holder shall be entitled, after giving effect to any required withholding tax, and the Certificate so surrendered shall be canceled forthwith. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, checks for the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, to which such holder shall be entitled may be issued and paid to such a transferee if the Certificate representing shares of such Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably acceptable to the Exchange Agent that any applicable stock transfer taxes have been paid. Immediately following the Effective Time, the Exchange Agent shall make appropriate arrangements for the immediate payment of the applicable Common Stock Consideration or Preferred Stock Consideration to the beneficial owners of any shares of Company Common Stock or Company Preferred Stock that are held in book-entry or other electronic form and for which at the Effective Time there is no Certificate representing the ownership thereof.

               (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of any shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company, they shall be canceled and exchanged for the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, in respect thereof in accordance with this Section 2.2.

               (d) Any portion of the Stock Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Company Common Stock or Company Preferred Stock for 180 days after the Effective Time shall be delivered to the Surviving Company. Any former holder of Company Common Stock or Company Preferred Stock who has not theretofore complied with this Section 2.2 shall thereafter look only to the Surviving Company for payment of any Common Stock Consideration, or Preferred Stock Consideration, as applicable, as determined pursuant to this Agreement to be owing to such Exiting Partner, without any interest thereon. None of MergerCo, the Company, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock or Company Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Company will issue and pay in exchange for such lost, stolen or destroyed Certificate the Common Stock Consideration or Preferred Stock Consideration, as applicable.

          2.3 Company Preferred Stock. In accordance with the terms of the Company Charter, each holder of Company Preferred Stock shall receive in connection with the Company Liquidating Distribution an amount per share of Company Preferred Stock, in the aggregate, equal to what such holder would have received had such holder converted all of its shares of Company Preferred Stock into Company Common Stock immediately prior to the consummation of the Transactions. In furtherance thereof, each holder of Company Preferred Stock shall receive from the Company (in addition to the Preferred Stock Consideration payable to such holder by MergerCo pursuant to Section 2.1(e)), in connection with the Company Liquidating Distribution, an amount per share of Company Preferred Stock equal to what each holder would have received had such holder converted its shares of Company Preferred Stock into Company Common Stock immediately prior to the Company Liquidating Distribution.

          2.4 No Dissenters' Rights. No dissenters' or appraisal rights shall be available to the holders of Company Common Stock or Company Preferred Stock with respect to the Transactions.


                                  ARTICLE III

          EFFECT OF THE PARTNERSHIP MERGER ON THE PARTNERSHIP INTERESTS
             OF THE CONSTITUENT PARTNERSHIPS; PAYMENT FOR INTERESTS

          3.1 Effect on Partnership Interests. As of the Effective Time, automatically by virtue of the Partnership Merger and without any action on the part of any holder of Units in FWOP or any party hereto:

               (a) The general partnership interest in FWOP shall be converted into the general partnership interest in MergerLP, entitling the holder thereof to the same economic interest in MergerLP as it held in FWOP prior to the Effective Time.

               (b) The limited partnership interests in FWOP held by Exiting Partners (as defined herein) immediately prior to the Effective Time shall be converted into the right to receive: (i) for each common unit of limited partnership interest in FWOP (each, a "Common Unit"), an amount equal to the Common Stock Consideration payable to the holder thereof in cash, without any interest thereon (the "Common Unit Cash Consideration") and (ii) for each Series B Preferred Unit in FWOP (each, a "Series B Preferred Unit", and together with the Common Units, the "Units"), an amount equal to the Preferred Stock Consideration (the "Series B Preferred Unit Cash Consideration", and together with the Common Unit Cash Consideration and the Series A Preferred Unit Cash Consideration, the "Exiting Partner Cash Consideration"), which Exiting Partner Cash Consideration shall be payable to the holder thereof in cash, without any interest thereon. All Units so converted shall no longer be outstanding and shall automatically cease to exist, and each Unit shall thereafter represent only the right to receive the applicable amount of cash specified above.

               (c) The limited partnership interests in FWOP held by Continuing Partners (as defined herein) immediately prior to the Effective Time shall be converted automatically into: (i) for each Common Unit, one MergerLP Preferred Unit with an initial capital account in MergerLP equal to the Common Unit Cash Consideration, and (ii) for each Series B Preferred Unit, 1.282051282051 MergerLP Preferred Units with an initial capital account in MergerLP equal to the Series B Preferred Unit Cash Consideration. All Units so converted shall no longer be outstanding and shall automatically cease to exist, and each Unit shall thereafter represent only the right to receive that number of MergerLP Preferred Units specified above (the MergerLP Preferred Units issuable in respect of any given Unit pursuant to this Section 3.1(c) are referred to herein as, the "Continuing Partner Consideration" and together with the Exiting Partner Consideration, the "Partnership Merger Consideration").

               (d) Each Unit, if any, reclassified after the date of this Agreement as a "Series A Common Unit" in the Recapitalization shall be converted automatically into one common unit of MergerLP (each, a "MergerLP Common Unit").

               (e) As used in this Section 3.1, the term "Exiting Partner" means any holder of Units that elects, or is deemed to have elected, to receive cash in exchange for its Units, in connection with the Partnership Merger, by delivering to FWOP written notice of such election no later than twenty (20) Business Days from the date that the Consent Solicitation Materials (as defined herein) are sent to such holder, and the term "Continuing Partner" means any holder of Units that elects to receive MergerLP Preferred Units in exchange for its Units, in connection with the Partnership Merger, by delivering to FWOP (y) written notice of such election and (z) an investor questionnaire that confirms certain matters with respect to such holder, including its status as an "accredited investor" under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act") no later than twenty (20) Business Days from the date that the Consent Solicitation Materials are sent to such holder. Each holder that fails to deliver a timely election notice and/or an investor questionnaire that confirms the matters set forth above within such twenty (20) Business Day period shall be deemed to be an Exiting Partner.

          3.2  Payment of Exiting Partner Consideration.

               (a) Prior to the Effective Time, MergerLP shall deposit, or take all steps necessary to cause to be deposited, with the Exchange Agent the aggregate Exiting Partner Consideration for all Units held by Exiting Partners (such Exiting Partner Consideration being hereinafter referred to as, the "Unit Exchange Fund") that Exiting Partners shall be entitled to receive pursuant to
Section 3.1(b). FWOP shall deliver to the Exchange Agent a record of all Units held by Exiting Partners, specifying the actual number of Common Units and Series B Preferred Units held by each such holder and the address shown on FWOP's books and records for each such holder.

               (b) Promptly, and in any event within three business days after the Effective Time, MergerLP shall cause the Exchange Agent to mail to each Exiting Partner a letter of transmittal (the "Partnership Letter of Transmittal") with instructions for receiving the Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, in respect of each Unit held by such Exiting Partner. Upon returning a Partnership Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Units shall be entitled to receive a check representing the amount of the Common Unit Cash Consideration and/or Series B Preferred Unit Cash Consideration, as applicable, to which such holder shall be entitled, after giving effect to any required withholding tax. In the event of a transfer of ownership of a Unit which is not reflected in the record as delivered by FWOP to the Exchange Agent, checks for the aggregate Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, to which such holder shall be entitled may be issued and paid to such transferee if all documentation reasonably required by the Exchange

Agent to evidence and effect such transfer and payment of any applicable transfer taxes has been delivered to the Exchange Agent.

               (c) Any portion of the Unit Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Exiting Partners for 180 days after the Effective Time shall be delivered to MergerLP. Any Exiting Partner who has not theretofore complied with this Section 3.2 shall thereafter look only to MergerLP for payment of any Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, as determined pursuant to this Agreement to be owing to such Exiting Partner, without any interest thereon. None of MergerCo, MergerLP, FWOP, the Exchange Agent or any other Person shall be liable to any Exiting Partner for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          3.3  Appraisal Rights.

               (a) Notwithstanding anything in this Agreement to the contrary, any Units which are issued and outstanding immediately prior to the Effective Time and which are held by the limited partners of FWOP who have filed with FWOP no later than twenty (20) Business Days from the date that the Consent Solicitation Materials (as defined herein) are sent to such holder, written objections to the Plan of Liquidation, and who have not voted such Units in favor of the Plan of Liquidation and the Transactions ("Dissenting Units"), will not be converted at the Effective Time as described in Section 3.1 hereof, but, will thereafter constitute only the right to receive payment of the fair value of such Units in accordance with the applicable provisions of Maryland law (the "Appraisal Rights Provisions"); provided, however, that all Units held by limited partners who shall have failed to perfect (in accordance with Section 3-203 of the MGCL) or who effectively shall have withdrawn or lost their rights to appraisal of such Units under the Appraisal Rights Provisions shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, without interest thereon, in the manner provided in Section 3.1. Persons who have perfected statutory rights with respect to Dissenting Units as aforesaid will not receive the Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Units. FWOP shall give MergerLP prompt notice of any demands received by FWOP for the exercise of appraisal rights with respect to any Units and MergerCo shall have the right to participate in all negotiations and proceedings with respect to such demands. FWOP shall not, except with the prior written consent of MergerCo or as required by law, make any payment with respect to, or settle or offer to settle, any such demands.

               (b) Each dissenting limited partner who becomes entitled under Maryland law to payment for Dissenting Units shall receive payment therefor after the Effective Time from MergerLP in accordance with Maryland law, and such Units shall be canceled.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              MERGERCO AND MERGERLP

          MergerCo and MergerLP, jointly and severally, represent and warrant to the Company and FWOP as to each of the matters described in Section 5 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated herein by reference with the same force and effect as if set forth herein.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                              THE COMPANY AND FWOP

          Except as set forth in the Exhibits to the Master Agreement delivered at or prior to the execution hereof to MergerCo, the Company and FWOP, jointly and severally, represent and warrant to MergerCo and MergerLP as to each of the matters described in Section 4 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated herein by reference with the same force and effect as if set forth herein.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGERS

          During the period from the date of this Agreement to the Effective Time, the Company agrees to conduct its business, and to cause the Company Subsidiaries (as defined in the Master Agreement) to conduct their respective businesses, and to observe all of the agreements, covenants and obligations, and to cause each of the Company Subsidiaries to observe all the agreements, covenants and obligations, in the manner described in Section 7 of the Master Agreement, and such agreements, covenants and obligations are hereby incorporated herein by reference with the same force and effect as if set forth herein.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

          7.1  Stockholders Meeting.

               (a) The Company, acting through the Company Board, shall, in accordance with applicable law:

                    (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the execution of this Agreement solely for the purpose of considering and taking action upon the Plan of Liquidation and the Transactions;

                    (ii) as promptly as practicable, prepare and, subject to the approval of MergerCo (which approval shall not be unreasonably withheld or delayed), file with the SEC a preliminary proxy statement relating to the Plan of Liquidation and the Transactions;

                    (iii) use its reasonable best efforts to (A) obtain and furnish the information required to be included by the SEC in a definitive proxy statement (the "Proxy Statement") and, subject to the approval of MergerCo (which approval shall not be unreasonably withheld or delayed), to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause the Proxy Statement to be mailed promptly to its stockholders, and (B) obtain the necessary approval of the Plan of Liquidation and the Transactions by its stockholders; and

                    (iv) subject to the duties of the Company Board to the Company's stockholders as provided in Section 7.10 of the Master Agreement, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Plan of Liquidation and the Transactions.

               (b) Each of the Company and FWOP, on the one hand, and MergerCo and MergerLP, on the other hand, agree promptly to correct any information provided by either of them for use in the Proxy Statement or the Consent Solicitation Materials (as defined herein) if and to the extent that such information shall have become false or misleading, and the Company and FWOP further agree to take all necessary steps to cause the Proxy Statement and the Consent Solicitation Materials as so corrected to be disseminated to the stockholders of the Company and the limited partners of FWOP, respectively, and, if required, filed with the SEC, in each case to the extent required by applicable federal securities laws.

               (c) None of the information supplied by the Company or FWOP specifically for inclusion or incorporation by reference in (i) the Proxy Statement, (ii) the Consent Solicitation Materials, or (iii) the Other Filings (as defined in the Master Agreement), will, at the respective times filed with the SEC or other Governmental Entity or, in addition, in the case of the Proxy Statement and the Consent Solicitation Materials, as of the date it or any amendment or supplement thereto is mailed to stockholders or limited partners, respectively, or at the time of any meeting of stockholders to be held in connection with the Plan of Liquidation and the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that neither the Company nor FWOP makes any representation, warranty or covenant with respect to information concerning MergerCo or MergerLP included in the Proxy Statement and the Consent Solicitation Materials based on information supplied by MergerCo or MergerLP for inclusion in the Proxy Statement or the Consent Solicitation Materials.

               (d) None of the information with respect to MergerCo or MergerLP supplied by MergerCo or MergerLP in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement, (ii) the Consent Solicitation Materials, or (iii) the Other Filings, will, at the respective times filed with the SEC or other Governmental Entity or, in addition, in the case of the Proxy Statement and the Consent Solicitation Materials, as of the date it or any amendment or supplement thereto is mailed to stockholders or the limited partners, respectively, or at the time of any meeting of stockholders to be held in connection with the Plan of Liquidation and the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          7.2 Partner Approval. Promptly upon execution of this Agreement, but after such materials have been reviewed and approved by MergerCo (which approval shall not be unreasonably withheld or delayed), the Company shall distribute customary consent solicitation materials (the "Consent Solicitation Materials") to the partners of FWOP to seek the approval of a Majority-in-Interest of the Limited Partners (as defined in the FWOP Partnership Agreement) (the "Partner Approval") for the Partnership Merger, the Recapitalization and any other matters reasonably requested by the parties hereto, in the manner required by the FWOP Partnership Agreement.

          7.3  Officers' and Directors' Indemnification.


               (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any Person who is now, or has been at any time prior to the date hereof, or who becomes, prior to the Effective Time, a director or officer of the Company or any of the Company Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that he or she is or was a director or officer of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time the Surviving Company shall indemnify and hold harmless, as and to the full extent permitted by the Company's Charter (the "Company Charter") and the Company Bylaws (the "Company Bylaws") in effect on the date hereof, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Surviving Company shall promptly pay expenses as incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (B) the Indemnified Parties may retain one counsel satisfactory to them (subject to the consent of the Surviving Company, which shall not be unreasonably withheld) and the Surviving Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received, and (C) the Surviving Company shall use its reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that the Surviving Company shall not be liable for any settlement effected without its prior written consent; and provided, further that the Surviving Company shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.3, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall promptly notify the Surviving Company of such claim and the relevant facts and circumstances with respect thereto; provided that the failure to so notify shall not affect the obligations of the Surviving Company except to the extent such failure to notify materially prejudices the Surviving Company.

               (b) MergerCo agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors and officers of the Company and the Company Subsidiaries provided for in the Company Charter and Company Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Prior to the Closing Date, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage ("D&O Insurance") for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and having terms not materially less favorable on the whole to the insured Persons than the D&O Insurance coverage presently maintained by the Company so long as the cost is no more than 150% of the cost of such D&O Insurance for the year ended December 31, 2000, provided that the Company agrees to cooperate in good faith with MergerCo in order to obtain the lowest premium for the above referenced coverage. In the event that such amount is insufficient for the above referenced coverage, the Company may spend up to that amount to purchase such lesser coverage as may be obtained by that amount.

               (c) This Section 7.3 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.3.

          7.4  Status of Employees.

               (a) The Company shall terminate the employment of all of its employees, and shall cause the employment of all employees of the Company Subsidiaries to be terminated, prior to the Effective Time. The Company shall be responsible for (i) payment of all wages and salaries and satisfaction of all medical, dental, health, or life benefits, workers' compensation and disability claims incurred by any employee prior to the Effective Time, including the retention bonuses described below, and (ii) payment of accrued vacation, holiday, sick or personal time not taken by an employee prior to the Effective Time and for payment of all bonuses and commissions, if any, to which the employees are entitled, and in no event shall MergerCo or MergerLP be required to assume any liability with respect to such claims in connection with the Mergers. The Company agrees to pay prior to the Effective Time all accrued benefits to participants or retirees and extinguish all contingent benefits (including all outstanding Company Options (as defined herein) and all restricted or contingent stock awards) in accordance with the terms of the Employee Programs, including all severance payments, if any, owed to terminated employees or to have such accrued benefits and contingent benefits assumed by FWM, Inc. pursuant to the Management Agreement (as defined herein) on terms and conditions reasonably acceptable to MergerCo (including a full and irrevocable release of MergerCo of all obligations thereunder). Each of the employees receiving a retention bonus in exchange for such employee's continued service to the Company from the date hereof until the Effective Time shall execute and deliver a release, substantially on the terms of Exhibit 7.4(a), or FRW, Inc. shall indemnify and hold MergerCo harmless from any and all claims that would otherwise be released under Exhibit 7.4(a). The Company shall ensure that all individuals whose qualifying event occurs on or prior to the Effective Time (and such individuals' qualified beneficiaries) are notified of and provided with the continuation of group health coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and similar state and local laws.

               (b) The Company agrees that it shall extinguish or otherwise assign to FRW, Inc. all liabilities and obligations, if any, (including, without limitation, the liability and obligation for all wages, salary, vacation pay, holiday pay, sick leave pay, personal leave pay, severance pay and unemployment, medical, dental, health, workers' compensation and disability benefits) for those former employees of the Company or any of the Companies Subsidiaries who retired or terminated employment prior to the Effective Time, including, without limitation, those employees terminated in connection with the Company's obligation under Section 7.4(a).

               (c) The Company acknowledges and agrees that MergerCo has the right to interview and discuss employment terms and issues with such employees prior to and after the Effective Time. MergerCo specifically reserves the right, on or after the Effective Time, to employ or reject any of the employees of the Company or any of the Company Subsidiaries or other applicants in its sole and absolute discretion; provided that MergerCo shall provide to the Company a list of employees to whom MergerCo intends to offer employment at the Effective Time. Nothing in this Agreement shall be construed as a commitment or obligation of MergerCo to accept for employment, or otherwise continue the employment of, any of the Company's employees.

               (d) Prior to the Effective Time, the Company shall take all steps necessary to comply with the Worker Adjustment Retraining and Notification Act, 29 U.S.C. Sections 2101 et. seq. and any corresponding state and local laws with respect to its employees and the employees of each of the Company Subsidiaries.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGERS

          8.1 Conditions to the Obligations of Each Party to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the conditions set forth in Section 6.1 of the Master Agreement.

          8.2 Conditions to Obligations of MergerCo and MergerLP. The obligations of MergerCo to effect the Company Merger and of MergerLP to effect the Partnership Merger respectively, shall be further subject to the following conditions:

               (a)  Transaction Conditions. Each of the conditions set forth in
Section 6.2 of the Master Agreement shall have been fulfilled or waived.

               (b) Performance and Obligations of the Company. The Company and the Company Subsidiaries shall have performed in all material respects all obligations required to be performed by it under the Master Agreement and under this Agreement, including, without limitation, the covenants contained in Articles VI and VII hereof.

               (c)  Recapitalization. The Recapitalization shall have occurred.

               (d) Management Company. Messrs. Halpert and Wolfe shall have sold all of the shares of capital stock in First Washington Management, Inc. ("FWM") owned by them to MergerLP for one dollar ($1.00).

               (e) Benefit Plans. All Employee Programs shall have been assigned to FRW, Inc. on terms and conditions reasonably acceptable to MergerCo (including full and irrevocable releases of MergerCo and its affiliates of all obligations thereunder) or terminated pursuant to their terms without any further liabilities on the part of the Company and the Company Subsidiaries.

               (f) Employees. All employees of the Company and the Company Subsidiaries shall have been terminated as of the Effective Time. Prior to making the Partnership Liquidating Distribution, FWOP shall have paid all amounts and taken any other actions required by Section 7.4 hereof, including the payment of retention bonuses, or any employment agreement, law or regulation to be taken in connection therewith. An estimate of such amounts is set forth in
Exhibit 8.2(f), however such estimate is for illustrative purposes only and may not be indicative of the actual amount required to be paid.

               (g) Unvested Stock. Each share of restricted Company Common Stock issued pursuant to an Employee Program which is outstanding immediately prior to the Asset Sale, whether or not then vested or unrestricted, shall have become fully vested and unrestricted. All obligations with respect to contingent Company Common Stock shall have been settled in cash prior to the Partnership Liquidating Distribution.

               (h) Options. Each option (collectively, the "Company Options") to purchase Company Common Stock granted under the Company's Stock Option Plan which is outstanding immediately prior to the consummation of the Asset Sale, whether or not then vested or exercisable, shall have become fully vested and exercisable. Prior to making the Partnership Liquidating Distribution, in return for the cancellation of outstanding Company Options required by Section 7.4(a) FWOP shall have paid to each holder of an unexercised Option a cash settlement amount equal to the product of (a) the number of shares of Company Common Stock provided for in such Option and (b) the excess, if any, of the total amount per share of Company Common Stock to be received by stockholders of the Company in connection with the Transactions over the exercise price per share provided for in such Option, which cash payment shall have been treated as compensation and shall have been net of any applicable tax.

               (i) Transaction Expenses. Prior to making the Partnership Liquidating Distribution, FWOP shall have paid all expenses related to the negotiation of and preparation for the Transactions incurred by the Company or any of the Company Subsidiaries. An estimate of such items and the amount of each is set forth in Exhibit 8.2(i), however, such estimate is for illustrative purposes only and may not be indicative of the actual amount required to be paid.

               (j) Other Accrued Liabilities. Prior to making the Partnership Liquidating Distribution, FWOP shall have paid all accrued liabilities of the Company and the Company Subsidiaries, other than accounts payable and accrued expenses, incurred in each case, in the ordinary course of business and deducted from Net Working Capital (as defined in the Master Agreement), and other than any contingent liabilities and any liabilities referred to in Exhibit 4.14 or in
Section 8.8 of the Master Agreement (the "Excluded Liabilities").

               (k) Repayment of Credit Facility. Prior to making the Partnership Liquidating Distribution, FWOP shall have repaid the existing indebtedness and any other obligations or liabilities (e.g. attorneys' fees and premiums) under that certain Credit Agreement, dated May 19, 2000, between First Union National Bank and FWOP, and such indebtedness shall have been canceled and retired. All liens, security interests, guarantees and other documents, rights and interests of the holders of such indebtedness with respect to such debt shall have been terminated and released in form and substance reasonably satisfactory to MergerCo prior to FWOP making the Partnership Liquidating Distribution.

               (l) Partnership Liquidating Distribution. After payment of all amounts set forth in Section 8.2 (f), (g), (h), (i), (j) and (k) above from the proceeds of the Asset Sale, FWOP shall have distributed, or irrevocably resolved to distribute, the remaining proceeds of the Asset Sale to its partners as follows: each holder of a Preferred Unit shall receive from FWOP (in addition to any amounts received from MergerLP pursuant to Section 3.1(b) or any MergerLP Preferred Units received pursuant to Section 3.1(c), in connection with the Partnership Liquidating Distribution, an amount per Preferred Unit equal to the amount per share payable per share of Company Preferred Stock pursuant to
Section 2.3 hereof.

               (m) Payment of Dividends. All accrued and unpaid dividends on the Company Preferred Stock shall have been paid prior to the Company Liquidating Distribution, and the Company Liquidating Distribution shall have been made.

               (n) Woodmoor Financing. FWOP shall have (i) borrowed and retained in reserve $3,000,000 of qualified non-recourse financing (within the meaning of Section 465(b)(6) of the Code that also constitutes a non-recourse liability with the meaning of Treasury Regulation Section 1.752-1(a)(2)) secured by the parcels of real property known as Woodmoor Shopping Center located in Silver Spring, Maryland, on terms and conditions reasonably acceptable to MergerCo, and (ii) offered G&C Properties Corporation, a Maryland corporation ("G&C") the opportunity to provide a Bottom Guaranty Election in the form attached as Exhibit N to that certain Contribution Agreement by and between G&C and FWOP, dated September 3, 1999 (the "Woodmoor Contribution Agreement"), in each case with respect to $1,500,000 of such financing, in exchange for a complete and irrevocable release of the Bottom Guaranty applicable to the Bottom Guaranty Property (as such terms are defined in the Woodmoor Contribution Agreement) immediately prior thereto.

               (o) Opinion Relating to REIT and Partnership Status. MergerCo shall have received an opinion dated as of the Closing Date of Latham & Watkins, in a form and substance reasonably acceptable to MergerCo, regarding the qualification of the Company as a REIT under the Code and the treatment of FWOP and all other Company Subsidiaries (which are organized as partnerships or limited liability companies or which file Tax Returns (as defined in the Master Agreement) as partnerships) as partnerships and not as associations taxable as corporations or publicly traded partnerships for Federal income tax purposes since the acquisition of such Company Subsidiaries by the Company.

               (p) Officer's Certificate. The Company shall have furnished MergerCo and MergerLP with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

               (q) Title Matters. The Company shall have furnished MergerCo and MergerLP with such affidavits as may be reasonably and customarily required by Title Company (as defined in the Master Agreement) to issue so-called "date down" endorsements to owner's policies of title insurance without exception for parties-in-possession (other than tenants under the Leases (as defined in the Master Agreement) or mechanics' or materialmen's liens).

               (r) Updated Rent Roll. The Company shall have furnished MergerCo and MergerLP with an updated Rent Roll (as defined in the Master Agreement) for each Merger Agreement Property (as defined in the Master Agreement) dated no earlier than five (5) days prior to Closing certified by an authorized representative of the Company as accurate and complete in all material respects.

          8.3 Conditions to Obligations of the Company and FWOP. The obligations of the Company to effect the Company Merger and of FWOP to effect the Partnership Merger, respectively, are further subject to the following conditions:

               (a)  Transaction Conditions. Each of the conditions set forth in
Section 6.1 and 6.3 of the Master Agreement shall have been fulfilled or waived.

               (b) Member's Certificate. MergerCo, on behalf of itself and Merger LP, shall have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by its managing member to the effect that the conditions set forth in Sections 8.1 and 8.3 have been satisfied.

                                   ARTICLE IX

                                   TERMINATION

          9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder or partner approval thereof, in accordance with the provisions of Section 10.1 of the Master Agreement, and any such termination shall have the effects specified in Section
10.2 of the Master Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

          10.1 Defined Terms. All terms used herein but not defined shall have the meanings ascribed to such terms in the Master Agreement.

          10.2 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Sections 2.2, 3.2, 7.3 and this Section 10.2 none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of MergerCo, MergerLP, the Company or FWOP or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement or the Master Agreement, there are no representations or warranties of any party hereto, express or implied.

          10.3 Miscellaneous Provisions. The provisions of Section 11.1 through
Section 11.22 of the Master Agreement are incorporated herein by reference with the same force and effect as if set forth herein.


                  [Remainder of Page Left Blank Intentionally]

               IN WITNESS WHEREOF, MergerCo, MergerLP, the Company and FWOP have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    FIRST WASHINGTON REALTY TRUST, INC.


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                    FIRST WASHINGTON REALTY
                                    LIMITED PARTNERSHIP

                                        By: FIRST WASHINGTON REALTY TRUST, INC.,
                                             its general partner


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                    USRP GP, LLC

                                        By: U.S. RETAIL PARTNERS, LLC,
                                             its sole member

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                    US RETAIL PARTNERS LIMITED PARTNERSHIP

                                        By: USRP GP, LLC, its general partner

                                            By: U.S. RETAIL PARTNERS, LLC,
                                             its sole member


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                      S-2